Exhibit 4.30

CONFIDENTIAL TREATMENT REQUESTED

[*] indicates confidential portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

SECOND AMENDMENT TO LICENSE, DISTRIBUTION, MANUFACTURING

AND SUPPLY AGREEMENT

This Second Amendment to License, Distribution, Manufacturing and Supply Agreement (this “Second Amendment”) is made and entered into on September 30, 2011, with an effective date of November 1, 2010, except where otherwise stated, by and between LUITPOLD PHARMACEUTICALS, INC., a corporation duly organized and existing under the applicable laws of the State of New York, and having a principal place of business in Shirley, New York (hereinafter referred to as “Luitpold”), AMERICAN REGENT, INC., a corporation duly organized and existing under the applicable laws of the State of New York, and having a principal place of business in Shirley, New York (hereinafter referred to as “AR”, and Luitpold and AR collectively referred to as “Luitpold/AR”), and FRESENIUS USA MANUFACTURING, INC., a corporation duly organized and existing under the applicable laws of the State of Delaware, and having a principal place of business in Waltham, Massachusetts (hereinafter referred to as “FUSA”), each a “Party” and collectively “the Parties”.

WHEREAS, the Parties hereto are parties to a LICENSE, DISTRIBUTION, MANUFACTURING AND SUPPLY AGREEMENT, dated May 30, 2008, as amended by a First Amendment entered into on September 13, 2008 (the “License Agreement”); and

WHEREAS, the Parties hereto desire to amend the License Agreement to revise certain provisions thereof to the intent of the Parties;

NOW THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

1.               Section 1.01 of the License Agreement is amended as follows:

The definition of “Annual Royalty for Product” shall be replaced in its entirety by the following:

“Annual Royalty for Product” means, for any Calendar Year, the amount set forth for such Calendar Year in the tables in Exhibit 1.01-A; provided that, should Luitpold/AR market its ferric carboxymaltose injection product in the Field in the Territory, the Parties agree that there will be a [*] in the Elemental Iron Commitment and Annual Royalty for Product in Exhibit 1.01-A for each Calendar Year of the Agreement in which such product is sold in the Field in the Territory. Any said [*] shall be triggered if Luitpold/AR’s sales of the ferric carboxymaltose injection product in the Field in the Territory [*] of elemental iron [*] of the Elemental Iron Commitment of FUSA in a Calendar Year. The [*] will be calculated as [*] in the Elemental Iron Commitment of FUSA, with a [*] in the payment due calculated as the amount [*] of elemental iron [*] of elemental iron payment due for that Calendar Year.”

The definition of “New Product Formulation” shall be replaced in its entirety by the following:

““New Product Formulation” means any modified or improved iron products, including but not limited to modifications or improvements related to method of or design for delivery, in development as of the date of execution of this Agreement or during the term hereof including those that require the making of a new regulatory filing or Product Approval, or any other product which is indicated or may be indicated for the prevention and/or treatment of iron deficiency anemia for the Field within the Territory (including drugs, devices and combination drug/device products), but excluding ferric carboxymaltose injection (and any successor designation).”

2.               Section 6.11(a) of the License Agreement is amended and replaced as follows:

6.11                           Replacement Manufacturer.

(a)                                  At any time (i) after the [*] of the Effective Date for the Product and [*] after commercial launch of the New Product Formulation, or (ii) Luitpold/AR shall become unable to supply FUSA’s requirements either one or both of the Iron Products for a period of [*], FUSA shall have the right to qualify and contract with one or more Third Party manufacturers (each a “Replacement Manufacturer”) to manufacture either one or both of the Iron Products, provided that FUSA provides at least thirty (30) days notice to Luitpold/AR prior to contracting with a Replacement Manufacturer for such supply.  Unless otherwise agreed by the Parties, FUSA shall not engage a Replacement Manufacturers to manufacture [*] of FUSA’s requirements for either one or both of the Iron Products for the Field in the Territory.  For so long as Luitpold/AR holds the NDA for any of the Iron Products to be manufactured by a Replacement Manufacturer, FUSA shall also perform the covenants set forth in subsections Sections 6.11(b)-(f).

3.               Exhibit 1.01-A to the License Agreement, as amended, is replaced and restated in its entirety as of the Effective Date of November 1, 2010 by new Exhibit 1.01-A-1 and Exhibit 1.01-A-2 attached to this Second Amendment, which shall be labeled prominently with the legend “Execution Copy,” made and entered into as of the date of FTC approval of this Second Amendment, or thirty (30) days after submission, whichever occurs first, and initialed by the Parties to this Amendment. Luitpold/AR and FUSA agree that Exhibit 1.01-A-1 and Exhibit 1.01-A-2 attached to this Second Amendment is the final agreement between the Parties.

4.               Exhibit 1.01-B (Intellectual Property) to the License Agreement is amended to add the following:

“4.                     U.S. Application Serial No.: 11/914,955 (U.S. Publication No.: 2008/0200886): Filing date: Dec. 11, 2007”

5.               The Parties further recognize and agree that certain new customers with facilities both inside and outside the Field may prefer the efficiencies of meeting all of their Product requirements from a single Party. Therefore, the Parties agree to negotiate in good faith to include all of each such customer’s facilities and patients either inside or outside the Field; any such discussions should include a discussion of any and all other relevant terms, including any appropriate [*] in the royalty payable to Luitpold/AR on a [*] elemental iron basis if a customer outside the Field is added to the list of FUSA’s customers or, if a customer inside the Field is added to Luitpold/AR’s customer list, a [*] in the royalties payable by FUSA.  If the Parties cannot agree, then the EOC shall resolve the issue at its next scheduled quarterly meeting in accordance with Sections 12.16 and 12.18 of the License Agreement.

6.               Except as expressly amended by this Second Amendment, the License Agreement shall remain in full force and effect. The representations, warranties and covenants of the signatories contained in the Amendment are true and correct in all material respects as of and on the date hereof as if made again on the date hereof or as of the Effective Date (as applicable).

7.               This Second Amendment may be executed in facsimile counterparts, each of which shall have the legal binding effect of an original signature, but all of which together shall constitute one and the same instrument.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment to License, Distribution, Manufacturing and Supply Agreement as of the date first set forth above.

LUITPOLD PHARMACEUTICALS, INC.

By:	/s/ Mary Jane Helenek
Name:	Mary Jane Helenk
Title:	President & CEO

AMERICAN REGENT, INC.

By:	/s/ Mary Jane Helenek
Name:	Mary Jane Helenek
Title:	President & CEO

FRESENIUS USA MANUFACTURING, INC.

By:	/s/ Rice Powell
Name:	Rice Powell
Title:	CEO, FMCNA

EXHIBIT TO SECOND AMENDMENT TO LICENSE AGREEMENT

EXHIBIT 1.01-A-1

(Confidential to FUSA and Luitpold/AR)

EXECUTION COPY NOVEMBER 1, 2010

ANNUAL ROYALTY  FOR PRODUCT

Table I — Royalties — [*]

Calendar Year*	Minimum [*] Elemental Iron Purchases [*]	Minimum [*] Royalty for Product ($)
Calendar Year 2011	[*]	[*]
Calendar Year 2012	[*]	[*]
Calendar Year 2013	[*]	[*]
Calendar Year 2014	[*]	[*]
Calendar Year 2015	[*]	[*]
Calendar Year 2016	[*]	[*]
Calendar Year 2017	[*]	[*]
Calendar Year 2018	[*]	[*]

**          Volumes and Royalties are based on elemental iron purchases of Product [*].

Table II — Royalties — [*]

Calendar Year	Minimum Elemental Iron Purchases [*]	Minimum Annual Royalty for Product [*]
Calendar Year 2011	[*]	[*]
Calendar Year 2012	[*]	[*]
Calendar Year 2013	[*]	[*]
Calendar Year 2014	[*]	[*]
Calendar Year 2015	[*]	[*]
Calendar Year 2016	[*]	[*]
Calendar Year 2017	[*]	[*]
Calendar Year 2018	[*]	[*]

Table III — Royalties — [*]

	Minimum Elemental Iron Purchases [*]	Royalty for Product [*]
[*]	[*]	[*]

*The Parties agree that certain Products purchased [*] and therefore that a credit [*] is to be applied to royalty due for Calendar Year 2011. This credit is reflected in the royalty [*] as shown in Table III.

[*] between Calendar Year 2011 and Calendar Year 2012 is [*] will be applied to Calendar Year 2012 and [*]  Calendar Year [*].

Product Sales in Excess of Total Minimum Elemental Iron Purchases [*].  To the extent that purchase volume [*] the minimum totals in Table II, the Parties will agree to negotiate in good faith a royalty [*]. The parties acknowledge and agree that [*].

New Product Formulation; Annual Royalty.  If a New Product Formulation is developed, the Parties agree to meet within [*] the expected approval date of the New Product Formulation to discuss how, if at all, the Annual Royalty for the Product should be adjusted upon marketing of the New Product Formulation by FUSA.

For purposes of determining the Annual Royalty Payment for any Calendar Year, the terms “Products” and “New Product Formulation” shall be mutually exclusive.

Payment.  FUSA will pay the Annual Royalty for Product [*] during each Calendar Year, due on [*], beginning on [*].

Payments due and unpaid under this Agreement shall bear interest until payment is received by Luitpold/AR at a rate of [*].

If sales for Luitpold/AR’s ferric carboxymaltose injection product [*] the elemental iron commitment of a FUSA Calendar Year then, the total Elemental Iron Commitment [*] elemental iron in units of Luitpold/AR’s ferric carboxymaltose injection product sold into the Field by Luitpold/AR or its designee. The Annual Royalty will be [*] elemental iron of Luitpold/AR’s ferric carboxymaltose injection product sold into the Field [*] elemental iron paid by FUSA during that Calendar Year.  [*] Annual Royalties will be calculated on a

Calendar Year basis [*].  Luitpold/AR will provide FUSA a listing of all sales of Luitpold/AR’s ferric carboxymaltose injection product [*].

[*].

Exhibit 1.01-A-2

(Confidential to FUSA and Luitpold/AR)

EXECUTION COPY NOVEMBER 1, 2010

ADDITIONAL PAYMENTS

During Calendar Year 2011, and Calendar Year 2012, FUSA shall make payments of [*] for the rights outlined in Sections 2.01 and 2.02 of the Agreement.  The last of such payments will be due by [*].

COST OF MANUFACTURE (“COM”)

FUSA will pay Luitpold/AR the following [*] of elemental iron for Products supplied by Luitpold/AR to FUSA under this Agreement:

[*] vial in [*] vial shelf pack

Calendar Year 2011:	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

[*] vial in [*] vial shelf pack

Calendar Year 2011:	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

[*] in [*] pack

Calendar Year 2011:	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

[*] vial in [*] vial shelf pack

Calendar Year 2011:	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

[*] vial in [*] vial shelf pack

Calendar Year 2011	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

[*] in [*] pack

Calendar Year 2011:	[*] of elemental iron
Calendar Years 2012 - 15:	[*] of elemental iron
Calendar Years 2016 - 18:	[*] of elemental iron

The foregoing amounts are based upon [*]:

[*]

[*] shall have the right [*] to a [*] in the COMs based on [*] to the COMs as listed above.  [*] in COMs.

NON-DELIVERY CHARGE

In the event that FUSA [*] of elemental iron [*] set forth in Tables I and II of Exhibit 1.01-A-1 for any Calendar Year from 2012 through 2015, FUSA agrees to [*] of elemental iron [*] set forth in Tables I and II for such Calendar Year and the [*] of elemental iron [*] in such year.  For any Calendar Year in which a [*] the end of such Calendar Year.

COST OF FREIGHT

[*] during Calendar Year 2011 until October 31, 2011 based on monthly shipments.  Thereafter, [*].

[*].

DEVELOPMENT OF NEW PRODUCT FORMULATION

If Luitpold/AR files a separate NDA or a supplement to the existing NDA covering indications only for Stage V renal disease, then [*] such separate NDA or supplement.  If Luitpold/AR files a separate NDA or a supplement to the existing NDA covering indications only for Stage III and/or Stage IV renal disease, then [*] such separate NDA or supplement. If Luitpold/AR files a separate NDA or a supplement to the existing NDA covering indications for both Stage V and either Stage III or Stage IV renal disease, [*] such separate NDA or supplement.

FUSA and Luitpold shall [*] further clinical development of the New Product Formulation necessary to obtain approval of Product Registrations of the New Product Formulation for chronic kidney disease indications in the Territory.

As a condition of Luitpold/AR’s obligation to supply the New Product Formulation to FUSA for commercial distribution, FUSA [*] with Luitpold/AR [*] of (i) [*] and (ii) [*] required by Luitpold/AR to manufacture and fill the [*].

Any [*] for subsequent approvals in chronic kidney disease indications, such as for new dosages, new indications, new formulations, new delivery systems and the like which the Parties agree to pursue, or any [*] related to post-marketing Phase IV commitments in chronic kidney disease indications [*].

TERMINATION PAYMENT

If FUSA terminates the Agreement pursuant to Section 5.01(a)(iv), FUSA shall pay Luitpold/AR a termination payment in the amount of (i) [*] if the termination occurs in Calendar Year 2011 or Calendar Year 2012, or (ii) [*] if the termination occurs in Calendar Year 2013, 2014, or 2015 (iii) [*], if the termination occurs in Calendar Year 2016, 2017, or 2018, which amount shall be due upon delivery of the notice of termination.

If FUSA terminates the Agreement pursuant to Section 5.01(a)(v), FUSA shall pay Luitpold/AR a termination payment of (i) [*] if the termination occurs in Calendar Year 2012, 2013, 2014, or 2015 or (ii) [*] if the termination occurs in Calendar Year 2016, 2017 or 2018, which amount shall be due upon delivery of the notice of termination.